Dynamic I-T,Inc.
2504 Eleventh St.
Santa Monica, CA 90405
--------------------------------------------------------------------------------

Phone 310-392-8179 Fax 310-396-3029

April 11, 2000

Ms. Pam J. Schmidt
1659 East Anson Street
Fayetteville, Arkansas 72701-3707

Dear Ms. Schmidt:

This letter, when signed by you, shall constitute a valid and binding agreement pursuant to which you shall render services as a consultant to the distance learning division of Dynamic I-T, Inc..

The services to be rendered by you hereunder shall be as an employee of a work for hire commencing on or about April 1, 2000 and shall consist of.

1. Consultation with management at locations designated by the company. In this regard we agree that you shall not be required to travel to distant locations at times that conflict with your academic duties.

2. In consultation with others, from time to time, designated by the company, the development of methods of production and the design of seminars intended to be delivered to subscribers via the World Wide Web as well as by other technologies which may be appropriate to the particular materials.

3. Introduction to us of other persons with expertise that can form the basis for additional courses to be offered by the company.

4. Introduction to the company of entities with which you have a consulting relationship with the intent that they may become subscribers to the company's seminars and courses

5. As full consideration for the services to be rendered to us hereunder we agree to pay to you the sum of

        a) $12,500 for your services in connection with the company's first seminar. Your fee in connection with subsequent seminars shall be:

        b) $3,500 with respect to each seminar which incorporates the material previously developed by you but upon which you do not render more than incidental services; and,

        c) $7,500 with respect to each seminar in connection with which you render substantial services.

6. As additional consideration for your services in connection with the first seminar we agree to convey to you options on 10,000 shares, at $0.50 per share, in Dynamic I-T.

7. We agree that in the event you provide the content for one or more seminar(s) you shall be paid, in addition to any payments due to you hereunder, the sum of $10,000 which shall be an advance against ten per-cent (10%) of total world wide gross income in perpetuity without deduction nor cross-collateralization.

This letter setting forth all of the terms and conditions of our understanding shall become a valid and binding agreement, enforceable under the laws of the State of Colorado, when signed by you in the space provided below.

Sincerely yours,


Dynamic I-T, Inc.

BY:
   -----------------------------------
            Vice President


   Agreed as of: the 1st day of April, 2000


   -----------------------------------
             Pam J Schmidt